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                                                                    EXHIBIT 10.3

                               WFS HOLDINGS, INC.
                             1999 STOCK OPTION PLAN

                  1. PURPOSE. There is hereby established the WFS Holdings, Inc. 1999 Stock Option Plan (the "Plan") of WFS Holdings, Inc. (the "Company"). The Plan is intended to motivate and retain, and to allow for stock ownership by, certain key employees of or other individuals providing services to the Company, Worldwide Flight Services, Inc. ("WFS") and/or its Subsidiaries (as defined below) and to assure, by appropriate means, the maximum efforts and the continued loyalty to the Company, WFS or its Subsidiaries of such persons. The Plan permits granting of Incentive Stock Options and Nonqualified Stock Options (collectively, "Options"), each as hereinafter defined, for the purchase of the Company's Non-voting Common Stock, par value $.01 per share (the "Non-voting Common Stock").

                  2. DEFINITIONS. For the purposes of this Plan:

                  "Board" shall mean the Board of Directors of the Company.

                  "Cause" shall mean with respect to a Grantee, (i) the Grantee's willful and continued failure to substantially perform the Grantee's duties, (ii) repeated acts of insubordination, or willful failure to execute Company, WFS or Subsidiary plans and/or strategies, (iii) acts of dishonesty resulting or intending to result in personal gain or enrichment at the expense of the Company, WFS or a Subsidiary (iv) conviction of, or pleading guilty or no contest to, a felony, all as determined by the Board in its reasonable judgment;
(v) reasonable evidence presented in writing to the Grantee that the Grantee engaged in a criminal act involving moral turpitude or willful misconduct or
(vi) conduct not conforming to standards of good citizenship or good moral character, or which is potentially detrimental to the Company's, WFS's or a Subsidiary's business, reputation, character or standing, provided that, in the case of clauses (i) and (ii), the Grantee shall be entitled to written notice from the Company, WFS or a Subsidiary and twenty (20) days to cure such deficiency. To the extent that a Grantee is subject to an employment agreement or a non-competition and confidentiality agreement, breach of such employment agreement or non-competition and confidentiality agreement shall constitute Cause under the Plan.

                  "Change in Control" shall mean an event or series of events in which (i) any persons who are not Stockholders of the Company as of the Effective Date shall become the beneficial owners of shares of the Company which represent fifty and one-tenth of one percent (50.1%) or more of all classes of stock of the Company, except pursuant to a public offering of securities of the Company or (ii) there shall occur a sale or other disposition of all or substantially all of the assets of the Company.

                  "CHI" shall mean Castle Harlan, Inc. or an affiliate of CHI and any partner thereof, including related accounts or funds managed by Castle Harlan, Inc. or an affiliate of Castle Harlan, Inc.

                  "Closing" shall have the meaning as ascribed to such term in the stock purchase



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agreement by and among MR Services Acquisition Corporation, AMR Services Holding
Corporation and AMR Corporation, dated December 23, 1998.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  "Committee" shall mean the Compensation Committee of the Board.

                  "Common Stock" shall mean voting common stock, par value $.01 per share, of the Company and Non-voting Common Stock.

                  "Company" shall mean WFS Holdings, Inc., a Delaware corporation.

                  "Determination Date" shall mean the date on which IRR is calculated for each Plan Year. In the event of a Change in Control, the "Determination Date" shall mean the date the Change in Control occurs.

                  "Disability" shall mean a condition as set forth in Section 22(e)(3) of the Code, as determined by the Committee.

                  "EBITDA" shall mean, for any period, the amount equal to: (a) the net income (or net loss) of the Company and its subsidiaries during such period after deduction of all expenses (including bonuses or other incentive compensation accrued or that will accrue, paid or payable in relation to the year being considered), taxes and other charges, determined in accordance with generally accepted accounting principles, less (b) any extraordinary gain, plus
(c) any provision for (or less any benefit from) income or franchise taxes included in the determination of (a) above; plus (d) depreciation, depletion and amortization; plus (e) the expenses of the Company and its subsidiaries charged to income for interest on indebtedness (including the current portion thereof), determined in accordance with generally accepted accounting principles.

                  "Effective Date" shall mean such date as provided in Section 18 hereof.

                  "Eligible Person" shall mean any key employee, consultant, director and other person of the Company, WFS or any Subsidiary who, by action of the Committee shall have been elected to participate upon such terms and conditions as the Committee in its sole discretion may determine from time to time, shall be eligible to receive Incentive Stock Options and/or Nonqualified Stock Options.

                  "Exercise Price" shall mean the price for which an Option granted under the Plan may be exercised.

                  "Fair Market Value" shall mean, with respect to Non-voting Common Stock, the fair market value as determined by the Company in good faith.

                  "Fully Diluted CHI Ownership" shall mean the percentage of ownership of CHI after taking into account all Options which become exercisable in accordance with Section 6(a) regardless of whether Section 6(b) has been satisfied.




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                  "Future Equity Value" shall mean the fully diluted equity
value of CHI as of the Determination Date, calculated as follows:

                           As of a Determination Date which does not coincide with a Change in Control: ((6 x EBITDA) - debt of the Company) x Fully Diluted CHI Ownership.

                           In the event of a Change in Control: the actual fully diluted equity value to be received by CHI after taking into account all outstanding Options exercisable pursuant to Section 6(c).

                  "Good Reason" shall mean, with respect to an Eligible Person,
(a) a reduction in base salary or any agreed upon benefit provided under any employment agreement with the Eligible Person without the Eligible Person's consent; provided, that the Company, WFS or a Subsidiary may at any time or from time to time amend, modify, suspend or terminate any bonus, incentive compensation or other benefit plan or program provided to the Eligible Person for any reason and without the Eligible Person's consent if such modification, suspension or termination is consistent with similarly situated employees; or
(b) a material adverse change in the Eligible Person's responsibilities, position, duties, resources, personnel, reporting responsibilities or support assigned to the Eligible Person without his or her prior consent.

                  "Grant Date" shall mean the date on which the Incentive Stock Options or Nonqualified Stock Options are granted by the Committee to an Eligible Person.

                  "Granted Options" shall mean the Options granted by the Committee on the Grant Date.

                  "Grantee" shall mean any person to whom an Incentive Stock Option or Nonqualified Stock Option hereunder has been granted.

                  "Incentive Stock Option" shall mean an option granted pursuant to the provisions of this Plan which meets the requirements of Section 422 of the Code.

                  "Initial Public Offering" shall mean a public offering of any Shares pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission, upon the consummation of which the Shares are listed on a United States securities exchange or included in the Nasdaq National Market, other than a registration on Form S-4 or S-8 (or their equivalents).

                  "IRR" shall mean the compounded internal rate of return calculated for the period from the Closing to the Determination Date, based on the Original Equity Value of the Company and the Future Equity Value of the Company, based on the following equation:

                  Future Equity Value = (1 + i)n x Original Equity Value

                  "IRR Target" shall mean an IRR of thirty-five percent (35%).




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                  "Net Book Value" shall mean, on a fully-diluted basis, total shareholders equity as set forth in the Company's most recent financial statements minus the aggregate liquidation preference of all issued and outstanding preferred shares of the Company divided by the total number of Common Stock outstanding as of the date of such financial statements provided that, in no event shall Net Book Value be less than one cent ($.01).

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Nonqualified Stock Option" shall mean any option granted pursuant to the provisions of this Plan which is not an Incentive Stock Option.

                  "Non-voting Common Stock" shall mean the non-voting common stock, par value $.01 per share, of the Company.

                  "Option" shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

                  "Option Agreement" shall mean the written agreement entered into by the Company and each Eligible Person setting forth the terms and provisions applicable to the grant of Options under the Plan.

                  "Original Equity Value" shall mean the amount invested in the Company by CHI as of the Closing Date.

                  "Plan" shall mean the WFS Holdings, Inc. 1999 Stock Option
Plan.

                  "Plan Year" shall mean the fiscal year of the Company.

                  "Retirement" shall mean retirement as defined in any applicable retirement plan of the Company, WFS or a Subsidiary.

                  "Shares" shall mean Common Stock and shares of Series A preferred stock, par value $.01 per share of the Company.

                  "10% Stockholder" shall mean an individual who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

                  "Stockholders" shall mean CHI and other shareholders as of the Closing, any employee stock ownership plan ("ESOP"), holders of Options under the Plan and their affiliates and permitted transferees.

                  "Stockholders Agreement" shall mean any stockholders' agreement of the Company, as may be amended from time to time.

                  "Subsidiary" shall mean a corporation or other entity 50.1% or more of the voting power of which may be exercised, directly or indirectly, by WFS.



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                  "WFS" shall mean Worldwide Flight Services, Inc. a Delaware corporation and a wholly-owned subsidiary of the Company.

                  "Yearly Allocable Options" shall mean one-fifth (1/5) of the Granted Options.

                  3. ADMINISTRATION.

                           (a) The Plan shall be administered by the Committee,
or, in the absence of a Committee, the Board shall act as the Committee. The Committee shall from time to time at its discretion select persons eligible for Incentive Stock Options or Nonqualified Stock Options under the Plan, determine whether any Option shall be an Incentive Stock Option or Nonqualified Stock Option, determine the number of shares subject to such Option, set the term of such Options, establish the aggregate number of Options that may be granted to an Eligible Person on the Grant Date and determine other matters specifically delegated to it under this Plan. A majority of Committee members is necessary to form a quorum for the purposes of making decisions hereunder. The affirmative vote of a majority of Committee members present is the act of the Committee.

                           (b) The Committee shall have the final authority to
interpret and construe the terms of the Plan and of any Incentive Stock Option or Nonqualified Stock Option, and any agreements relating thereto. No member of the Committee shall be liable for any action taken or omitted, interpretation or construction made in good faith with respect to the Plan, or any Incentive Stock Option or Nonqualified Stock Option. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan and shall make all other determinations and take such other action as it deems necessary or advisable for administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all Grantees and all other interested persons.

                           (c) The Board may fill any Committee vacancy and may
remove any member of the Committee at any time with or without cause.

                           (d) No member of the Committee, nor any person to
whom ministerial duties have been delegated, shall be personally liable for any action taken or omitted, interpretation or determination made with respect to the Plan or Options granted hereunder, and each member of the Committee and each other director to whom any duty or power relating to the administration or interpretation of the Plan has been delegated shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to his or her role on such Committee or regarding the Plan.

                  4. ELIGIBILITY.

                           (a) Only an Eligible Person may receive Incentive
Stock Options and/or Nonqualified Stock Options under the Plan; provided, however, that only those Eligible Persons who are authorized under Section 422 of the Code to receive Incentive Stock Options shall be eligible to receive an Incentive Stock Option. An Eligible Person holding Incentive Stock Options may be granted Nonqualified Stock Options and/or additional Incentive Stock Options and an




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Eligible Person holding Nonqualified Stock Options may be granted Incentive
Stock Options and/or additional Nonqualified Stock Options.

                           (b) Incentive Stock Options may not be granted to any
Eligible Person who at the time such Incentive Stock Option is a 10% Stockholder, unless the purchase price of such shares of Non-voting Common Stock issuable upon exercise is equal to one hundred ten percent (110%) of the Fair Market Value of such shares on the date such Option is granted, and such Option is not exercisable after the expiration of five (5) years from the date such Option is granted.

                           (c) The granting of Incentive Stock Options or
Nonqualified Stock Options to any Eligible Person shall not (i) impose upon the Company, WFS or a Subsidiary any obligation to retain the services of that person, as an employee or otherwise, for any period, (ii) affect any rights the Company, WFS or a Subsidiary may have with respect to termination of such person's services to or for the Company, WFS or a Subsidiary, or (iii) confer upon any such person any rights or privileges, except as specifically provided for in this Plan.

                  5. STOCK.

                           (a) The stock subject to Incentive Stock Options or
Nonqualified Stock Options shall be shares of Non-voting Common Stock. Stock issued pursuant to the exercise of Options may be authorized but unissued Non-voting Common Stock or Non-voting Common Stock held in the Company's treasury. The total number of shares of Non-voting Common Stock with respect to which Incentive Stock Options and Nonqualified Stock Options may be granted may equal but shall not exceed in the aggregate one hundred thousand (100,000) shares. Such number of shares shall be adjusted in accordance with the provisions of Section 6(j) of the Plan.

                           (b) For purposes of determining the number of shares
of Non-voting Common Stock remaining available under the Plan, if Incentive Stock Options or Nonqualified Stock Options expire or are terminated, the corresponding shares of Non-voting Common Stock may again be subject to either Incentive Stock Options or Nonqualified Stock Options.

                  6. TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS. Incentive Stock Options and Nonqualified Stock Options granted pursuant to the Plan by the Committee shall be evidenced by an Option Agreement in such form as the Committee shall from time to time determine. The Committee may grant Options under the Plan to any Eligible Person, exercisable for such number of shares of Non-voting Common Stock as the Committee shall designate, subject to the provisions of this Section 6.

                           (a) Each Plan Year, Yearly Allocable Options shall be
tested in accordance with the following:

                                    (1) If, on the Determination Date, the IRR
Target has been satisfied for the Plan Year, the Yearly Allocable Options shall become exercisable in accordance with the provisions of Section 6(b).




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                                    (2) If, on the Determination Date, the IRR
for the Plan Year is calculated to be between twenty-five percent (25%) and the IRR Target, a portion of the Yearly Allocable Options equal to ten percent (10%) of the Yearly Allocable Options for each one percent (1%) by which the IRR exceeds twenty-five percent (25%), up to one hundred percent (100%) of the Yearly Allocable Options shall become exercisable in accordance with the provisions of Section 6(b).

                                    (3) If, on the Determination Date, IRR for
the Plan Year is calculated to be below twenty-five percent (25%), none of the Yearly Allocable Options shall become exercisable.

                                    (4) If any portion of the Yearly Allocable
Options are not exercisable pursuant to this Section 6(a) in a Plan Year, then such portion of Yearly Allocable Options for such Plan Year shall be added to the number of Yearly Allocable Options that become exercisable pursuant to this
Section 6(a) for the subsequent Plan Year, provided, however, that any Granted Options that have not become exercisable pursuant to Section 6(a) by the fifth anniversary of the Grant Date shall be forfeited.

                           (b) Any Yearly Allocable Options that may become
exercisable pursuant to Section 6(a) shall vest and become exercisable (i) fifty percent (50%) on the first anniversary of the Determination Date and fifty percent (50%) on the second anniversary of the Determination Date, provided that the Grantee remains in the employ of the Company, WFS or a Subsidiary or (ii) upon a Change in Control pursuant to the provisions of Section 6(c), provided further that the Committee may, in its sole discretion, accelerate such vesting.

                           (c) If a Change in Control shall occur prior to the
fifth anniversary of the Grant Date, all Options that have not become exercisable prior to the date of such Change in Control shall be treated as follows:

                                    (1) The IRR calculation shall be made upon
the Change in Control and this IRR calculation shall determine, in accordance with Section 6(a), which portion of the Yearly Allocable Options for the year in which the Change in Control occurs (the "Year C"), becomes exercisable.

                                    (2) Options which become exercisable
pursuant to Section 6(c)(1) shall be considered exercised and, on the Determination Date, the IRR shall be calculated again based on the resulting increased number of shares of Common Stock. Based on this adjusted IRR, the calculation shall be made again, in accordance with Section 6(a), for the exercisability of Yearly Allocable Options that would have been exercisable in the next Plan Year (the "Year C+1"). Such IRR calculation shall determine, in accordance with Section 6(a), which portion of the Year C+1 Yearly Allocable Options become exercisable.

                                    (3) Options which become exercisable
pursuant to Section 6(c)(2) shall be considered exercised, and, on the Determination Date, a new IRR shall be calculated again based on the resulting increased number of shares of Common Stock. Based on this adjusted IRR, the calculation shall be made again, in accordance with Section 6(a), for the



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exercisability of Yearly Allocable Options that would have been exercisable in the next Plan Year (the "Year C+2"). Such IRR calculation shall determine, in accordance with Section 6(a), which portion of the Year C+2 Yearly Allocable Options become exercisable.

                                    Such calculations of adjusted IRR shall be
repeated until the Yearly Allocable Options have been tested for each year until the fifth anniversary of the Grant Date.

                           (d) Incentive Stock Options and Nonqualified Stock
Options:

                                    (1) Each Incentive Stock Option shall state
the number of shares of Non-voting Common Stock to which it pertains. The aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Non-voting Common Stock with respect to which Incentive Stock Options first become exercisable during any calendar year under the terms of this Plan for any Grantee may not exceed one hundred thousand dollars ($100,000). For purposes of this one hundred thousand dollar ($100,000) limit, the Grantee's Incentive Stock Options under this Plan and all plans maintained by the Grantee's employer corporation, and its parent and subsidiary corporations, if any, shall be aggregated.

                                    (2) Each Nonqualified Stock Option shall
state the number of shares of Non-voting Common Stock to which it pertains.

                                    (3) The Company and the Grantee shall
execute an Option Agreement which shall set forth the terms and conditions of the Option as may be determined by the Committee to be consistent with the Plan, and which may include such provisions and restrictions that are not inconsistent with the Plan as the Committee may determine from time to time.

                                    (4) Except to the extent specifically
provided for herein or in an Option Agreement with any Grantee, a Grantee shall not continue to accrue vested Option rights after his death, permanent disability, voluntary termination or involuntary termination.

                           (e) Exercise Price: The Exercise Price shall be the
Fair Market Value of the Non-voting Common Stock of the Company on the Grant Date; provided, however, an Incentive Stock Option granted to a 10% Stockholder shall have an Exercise Price that satisfies the requirements of Section 4(b).

                           (f) Medium and Time of Payment: The Exercise Price
with respect to Options generally shall be payable in United States dollars upon exercise of the Incentive Stock Option or Nonqualified Stock Option and may be paid in cash or by certified check, bank draft or money order. The Committee may, in its discretion, at the request of a Grantee, accept prior acquired shares of Non-voting Common Stock in partial or full payment of the Exercise Price. Non-voting Common Stock so accepted shall be valued at its Fair Market Value on the day prior to the date the Incentive Stock Option or Nonqualified Stock Option is exercised. The Committee may require as a condition of accepting prior acquired shares of Non-voting Common Stock as payment of the Exercise Price that such stock be owned by the Grantee for a specified period of time.



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                           (g) Term and Exercise of Incentive Stock Options and
Nonqualified Stock Options:

                                    (1) No Option issued under this Plan shall
be exercisable either in whole or in part prior to approval of the Plan by a majority of the shareholders of the Company and prior to compliance with all requirements of law governing the issuance of such shares and exercise of Options.

                                    (2) Each Option Agreement shall specify that
the Option thereunder is granted for a period of ten (10) years, or such shorter period as the Committee may determine, from the Grant Date and shall provide that the Option shall expire on such ten (10) anniversary, or shorter period, as the case may be (unless earlier terminated pursuant to its terms); provided, however, that no Incentive Stock Option granted to a 10% Stockholder shall be exercisable after the expiration of five (5) years from the Grant Date.

                                    (3) The Committee shall have the authority
to effect, at any time and from time to time, (i) the cancellation of any or all outstanding Options and the grant in substitution therefor of new Options covering the same number of shares of Non-voting Common Stock and having an Exercise Price which may be the same as the Exercise Price of the canceled Options or (ii) the amendment of the terms of any and all outstanding Options, provided that no amendment shall adversely affect the holders of such Options.

                           (h) Termination of Employment, Death, Disability or
Retirement: All Options that are not exercisable as of the date of a Grantee's termination of employment for any reason, shall terminate as of such date. Options that are exercisable as of the date of a Grantee's termination of employment and Non-voting Common Stock acquired pursuant to exercise of Options are subject to the following:

                                    (1) In the event a Grantee's employment
shall terminate on account of death, Disability or Retirement, the Grantee (or his or her personal representative) may exercise all Nonqualified Stock Options or Incentive Stock Options that are vested and exercisable through the date of termination. Nonqualified Stock Options must be exercised within the earlier of
(i) one (1) year of the date of such death, Disability or Retirement, or (ii) the expiration date of the Nonqualified Stock Option. Incentive Stock Options must be exercised within the earlier of (i) six (6) months of the date of such death, Disability or Retirement, or (ii) the expiration date of the Incentive Stock Option. Any portion of such Nonqualified Stock Option or Incentive Stock Option not exercised within such periods shall be forfeited. The Company shall have the right, in the Committee's sole discretion, to repurchase all vested and exercisable Options held by the Grantee on the date of termination, at a price equal to the difference between (i) the Fair Market Value of the shares of Non-voting Common Stock pursuant to such Options and (ii) the Exercise Price of such Options, provided that the Fair Market Value is greater than the Exercise Price of such vested and exercisable Options at the time of repurchase by the Company. In the event that the Exercise Price is greater than the Fair Market Value at the time of a Grantee's termination of employment, such Options shall terminate as of the date of the Grantee's termination of employment. Further,





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the Company shall have the right, in the Committee's sole discretion, to repurchase all shares of Non-voting Common Stock acquired upon exercise of an Option under the Plan at the Fair Market Value of the Non-voting Common Stock. The Company shall pay for Options or shares of Non-voting Common Stock by delivery of a check or a wire transfer of funds. All unvested Options at the time of the Grantee's death, Disability or Retirement shall be forfeited on the date of the Grantee's termination of employment.

                                    (2) In the event a Grantee's employment
shall terminate on account of discharge not for Cause, any portion of the Grantee's Option that was vested and exercisable on the date of his or her termination from employment on account of such discharge shall continue to be exercisable following such termination of employment for a period of sixty (60) days after the date of his or her termination of employment (but in no event after the date of expiration of the Option) and any portion of such Option not exercised within such sixty (60) day period shall be forfeited. The Company shall have the right, in the Committee's sole discretion, to repurchase all vested and exercisable Options held by the Grantee on the date of termination, at a price equal to the difference between (i) the Fair Market Value of the shares of Non-voting Common Stock pursuant to such Options and (ii) the Exercise Price of such Options, provided that the Fair Market Value is greater than the Exercise Price of such vested and exercisable Options at the time of repurchase by the Company. In the event that the Exercise Price is greater than the Fair Market Value at the time of a Grantee's termination of employment, such Options shall terminate as of the date of the Grantee's termination of employment. Further, the Company shall have the right, in the Committee's sole discretion, to repurchase all shares of Non-voting Common Stock acquired upon exercise of an Option under the Plan at the Fair Market Value of the Non-voting Common Stock. The Company shall pay for Options or shares of Non-voting Common Stock by delivery of a check or a wire transfer of funds. All unvested Options at the time of such discharge not for Cause shall be forfeited on the date of the Grantee's termination of employment.

                                    (3) If a Grantee's employment shall
terminate on account of resignation from employment, (i) all vested Options to the extent not exercised within sixty (60) days of the date of such employee's resignation shall be forfeited on such sixtieth day in the case of resignation for Good Reason, (ii) all vested Options to the extent not exercised shall terminate immediately in the case of resignation other than for Good Reason. All unvested Options at the time of such resignation shall be forfeited on the date of the Grantee's termination of employment. The Company shall have the right, in the Committee's sole discretion, to repurchase all vested and exercisable Options held by the Grantee on the date of termination, at a price equal to the difference between (A) the Fair Market Value of the shares of Non-voting Common Stock pursuant to such Options and (B) the Exercise Price of such Options in the case of resignation for Good Reason, provided that the Fair Market Value is greater than the Exercise Price of such vested and exercisable Options at the time of repurchase by the Company. In the event that the Exercise Price is greater than the Fair Market Value at the time of a Grantee's termination of employment, such Options shall terminate as of the date of the Grantee's termination of employment. Further, the Company shall have the right, in the Committee's sole discretion, to repurchase all shares of Non-voting Common Stock acquired upon exercise of an Option under the Plan at (i) the Fair Market Value of the Non-voting Common Stock in the case of resignation for Good Reason and,
(ii) the lower of the Exercise Price and the Fair Market Value of the Non-voting Common Stock in the case




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of resignation without Good Reason. The Company shall pay for Options or shares of Non-voting Common Stock by delivery of a check or a wire transfer of funds.

                                    (4) If a Grantee's employment shall
terminate on account of discharge for Cause, no exercise period shall exist and the Grantee shall forfeit all unexercised Nonqualified Stock Options and/or Incentive Stock Options (whether or not vested) as of the date of termination. The Company shall have the right, in the Committee's sole discretion, to repurchase all shares of Non-voting Common Stock acquired upon exercise of an Option under the Plan, at the lesser of (i) the Exercise Price paid by the Grantee to acquire such Non-voting Common Stock or (ii) the Net Book Value of such shares of Common Stock. The Company shall pay for shares by delivery of a check or a wire transfer of funds.

                                    (5) In the event the Company repurchases
shares of Non-voting Common Stock, the Company, as purchaser of Non-voting Common Stock hereunder, will be entitled to receive customary representations and warranties as to title, no liens, authority and capacity to sell from the Grantee (or his or her personal representative) regarding such sale and to require signatures of the Grantee (or his or her personal representative) to be guaranteed.

                                    (6) To the extent not then exercisable or
exercised in accordance with this Section, the Incentive Stock Options or Nonqualified Stock Options of a Grantee who resigns or whose employment or other services to the Company, WFS or a Subsidiary terminates shall terminate on the date his or her employment or services terminates. Any vested and exercisable Incentive Stock Option or Nonqualified Stock Option held by a Grantee which is not timely exercised in accordance with the provisions of this Section 6(h) shall terminate.

                                    (7) Termination of a person's services, as
an employee or otherwise, shall be considered to occur when such person is no longer retained to provide services to the Company, WFS or a Subsidiary. Any Incentive Stock Option or Nonqualified Stock Option exercisable after death may be exercised by the decedent's personal representative(s).

                           (i) Drag-Along Right. (1) At any time prior to the
consummation of an Initial Public Offering, if CHI proposes to transfer, in a single transaction or a series of related transactions (to the same purchaser or affiliated purchasers), to any person not affiliated with CHI more than 50% of the Shares owned by CHI in a bona fide transaction to an unaffiliated third party (regardless of whether such disposition is by means of a sale of such Shares, a merger of the Company in which such Shares are converted into the right to receive cash, or a sale of all or substantially all of the assets of the Company and a subsequent distribution of the proceeds therefrom), CHI shall be entitled, by delivery of thirty (30) days prior written notice to Eligible Persons (or their personal representatives), specifying the name and address of the proposed parties to such transaction and the terms thereof, to require that each such Eligible Person (or his or her personal representative) sell a number of (i) shares of Non-voting Common Stock acquired pursuant to the exercise of an Option under the Plan and (ii) vested and exercisable Options as described below held by him or her equal to the product of (x) the sum of (a) the outstanding number of such shares of Non-voting Common Stock plus (b) the number of vested and exercisable Options owned by such Eligible Person (or his or her personal representative) as of the last day of such thirty (30) day period, multiplied by
(y) the quotient determined by dividing (a) the outstanding number of such Shares being transferred by CHI and (b) the outstanding number of such Shares owned by CHI as of the last day of such 30-day period, upon the same terms as CHI, as the case may be, in the proposed transaction, and such Eligible Person (or his or her personal representative) shall comply and sell his or her shares of Non-voting Common Stock, provided that:

                           In the event that CHI exercises its drag-along right
pursuant to Section 6(i)(1), CHI shall have the right, in its sole discretion, in cancellation of any vested and exercisable Options held by an Eligible Person (or his or her personal representative), to require that such Eligible Person sell such Options, instead of or together with shares of Non-voting Common Stock, as part of the number of shares of Non-voting Common Stock that would be required to be sold by an Eligible Person (or his or her personal representative) in accordance with Section 6(i)(1), for a price equal to (a) the difference between (i) the fair market value of the cash and other consideration to be received by an Eligible Person (or his or her personal representative) in accordance with Section 6(i)(1) and (ii) the Exercise Price of such Options, provided that the fair market value of the cash and other consideration to be received by an Eligible Person (or his or her personal representative) in accordance with Section 6(i)(1) is greater than the Exercise Price at the time of purchase of such Options by the Company or (b) zero otherwise.

                                    (2) If CHI exercises its drag-along right in
accordance with Section 6(i)(1) in a transaction that also represents a Change in Control, then subject to 6(c), all unvested Options held by an Eligible Person (or his or her personal representative) at such time shall terminate.

                                    (3) The closing of any transaction pursuant
to this Section 6(i) shall be held at such time and place as CHI shall reasonably specify. At such closing, the selling Eligible Persons (or their personal representatives) shall deliver stock certificates (if such certificates have been issued pursuant to Section 6(l)) representing the shares of Non-voting Common Stock to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, against payment of the purchase price therefor, and the shares of Non-voting Common Stock to be transferred shall be free and clear of any liens, charges, claims or encumbrances (other than restrictions imposed pursuant to applicable Federal and state securities laws), and each selling Eligible Person (or his or her personal representative) shall so represent and warrant. Each selling Eligible Person (or his or her personal representative) shall further represent and warrant that he or she is the record and beneficial owner of such shares of Non-voting Common Stock and make such additional representations and warranties as shall be customary in transactions of a similar nature.

                           (j) Recapitalization, Merger, Consolidation and
Similar Transactions:

                                    (1) Subject to any required action by
shareholders, the aggregate number of shares of Non-voting Common Stock on which Incentive Stock Options or Nonqualified Stock Options may be granted hereunder, the number of shares thereof covered by each outstanding Incentive Stock Option and Nonqualified Stock Option, and the Exercise Price of each Incentive Stock Option and Nonqualified Stock Option shall be adjusted as the Committee shall determine is appropriate in the event of any subdivision or consolidation of shares or the payment of a stock dividend on the Non-voting Common Stock other than a stock dividend that is a substitute for a cash dividend, or any other increase in the number of such shares effected without receipt of consideration by the Company, or any recapitalization, merger, consolidation, split-up, combination, surrender, or any similar change affecting the number and kind of shares which thereafter may be subject to an Option and sold under the Plan and the number and kind of shares subject to an Option in outstanding Option Agreements and the Exercise Price per share thereof provided no such adjustment in Exercise Price may reduce the Exercise Price to an amount per share which is less than the par value of such share.

                                    (2) Subject to any required action by
shareholders, if the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation in which the Company is the surviving corporation but the holders of Common Stock receive securities of another corporation), any Incentive Stock Option or Nonqualified Stock Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock equal to the number of shares subject to the Incentive Stock Option or Nonqualified Stock Option would have been entitled. In the event of the dissolution or liquidation of the Company, a merger of the Company, a merger or consolidation in which the Company is not the surviving corporation or a merger or consolidation in which the Company is the surviving corporation but the holders of Common Stock receive securities of another corporation, the Committee shall, in its discretion, have the power, prior to such event, (i) to cancel any or all Incentive Stock Options or Nonqualified Stock Options which are then exercisable and, in consideration of such cancellation, pay to each Grantee a cash or other payment with respect to each share of Non-voting Common Stock as to which an Incentive Stock Option or Nonqualified Stock Option is then exercisable equal to the difference between the value per share of the consideration, as determined by the Committee in its discretion, received by holders of Common Stock as a result of such dissolution, liquidation, merger or consolidation and the Exercise Price, and to terminate without consideration or accelerate in all or part the Incentive Stock Options and Nonqualified Stock Options not then exercisable; or (ii) if the holders of Common Stock receive property other than cash as a result of such dissolution, liquidation, merger or consolidation, to provide for the exchange of an Incentive Stock Option or Nonqualified Stock Option which is then exercisable for an Incentive Stock Option or Nonqualified Stock Option on some or all of such property and, incident thereto, make an equitable adjustment, as determined by the Committee, in the Exercise Price of each affected Incentive Stock Option or Nonqualified Stock Option, the number of shares or other property subject to the Incentive Stock Option or Nonqualified Stock Option and, if appropriate, provide for a cash or other payment to the Grantees in partial consideration for the exchange for their Incentive Stock Option or Nonqualified Stock Option and to terminate without consideration or accelerate in all or part of all Incentive Stock Options or Nonqualified Stock Options not then exercisable. The foregoing adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee may make such other changes it deems appropriate in its sole discretion to comply with applicable legislative or regulatory requirements.

                                    (3) If changes in capitalization of the
Company other than those referred to above shall occur, the Committee shall make such adjustments in the number and class of shares for which Incentive Stock Options or Nonqualified Stock Options may thereafter be granted or in the number and class of shares remaining subject to Incentive Stock Options or Nonqualified Stock Options then outstanding and in the Exercise Price as the Committee may consider appropriate to prevent dilution or enlargement of rights.

                                    (4) Except as provided in this Section 6(j),
the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, any dissolution, liquidation, merger, consolidation or change in control or any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class and no adjustment by reason thereof shall be made with respect to the Exercise Price of or number of shares of Non-voting Common Stock subject to an Incentive Stock Option or Nonqualified Stock Option.

                           (k) Surrender of Prior Awards: As a condition to any
grant to an Eligible Person of Options under the Plan, the Committee shall have the right, at its discretion, to require such Eligible Person to surrender to the Company for cancellation any or all of the outstanding Options to purchase shares of Common Stock previously granted to such Eligible Person under the Plan, any other option plan of the Company, or any plan of any predecessor of the Company.

                           (l) Stock Certificates: The Company shall issue a
certificate for shares of Non-voting Common Stock in the name of the Grantee (or other person exercising the Option in accordance with the applicable provisions of this Plan) for the shares of Non-voting Common Stock purchased by exercise of an Option as soon as practicable after due exercise and payment of the aggregate Exercise Price for such shares. The following legend shall appear on all certificates for shares of Non-voting Common Stock issued under the Plan upon the exercise of Options:

              THE SHARES OF WFS HOLDINGS, INC. NON-VOTING COMMON STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND RESTRICTIONS OF THE WFS HOLDINGS, INC. 1999 STOCK OPTION PLAN. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE ALIENATED OR HYPOTHECATED EXCEPT PURSUANT TO THE PROVISIONS OF SUCH PLAN AND SUCH AGREEMENTS AS MAY HAVE BEEN ENTERED INTO PURSUANT THERETO. A COPY OF SUCH PLAN AND AGREEMENTS ARE AVAILABLE FROM WFS HOLDINGS, INC. UPON REQUEST. THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                    Notwithstanding the foregoing, the
certificates representing shares of Non-voting Common Stock acquired by the exercise of an Option may bear such other legend as the Company may consider appropriate.

                           (m) Non-Uniform Determinations: The Committee's
determinations under the Plan (including, without limitation, determinations of the persons to receive Options, the form, term, provisions, amount and the timing of the grant of such Options and the Option

Agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

                           (n) Listing, Registration and Compliance with Laws
and Regulations or Other Agreements: The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of shares upon any exercise of an Option until completion of any stock exchange listing or any other qualification of such shares under any state or federal law, rule or regulation as the Company may consider appropriate. Options shall be subject to the requirement that if at any time the Committee or the Board, as the case may be, shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee or the Board. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the 1934 Act, the Committee or the Board may at any time impose any limitations upon the exercise of an Option that, in the Committee's or the Board's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee or the Board, may, in its discretion and without the Grantee's consent, so reduce such period on not less than fifteen (15) days written notice to the holders thereof.

                           (o) Nontransferability of Options: Options may not be
transferred or assigned other than by will or the laws of descent and distribution and, during the lifetime of the Grantee, may be exercised only by such Grantee (or his legal guardian or legal representative) and no other person shall acquire any rights therein. In the event of the death of a Grantee, exercise of Options granted hereunder shall be made only:

                                    (1) by the executor or administrator of the
estate of the deceased Grantee or the person or persons to whom the deceased Grantee's rights under the Option shall pass by will or the laws of descent and distribution; and

                                    (2) to the extent that the deceased Grantee
was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Grantee's Option Agreement.

                           (p) Transfer Restrictions on Non-voting Common Stock.
Prior to the consummation of an Initial Public Offering, shares of Non-voting Common Stock acquired upon the exercise of any Option granted under the Plan may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except to the Company in accordance with the terms of the Plan or pursuant to a will or the laws of descent and distribution.

                           (q) No Rights as a Shareholder: A Grantee or a
transferee of an Incentive Stock Option or Nonqualified Stock Option shall have no rights as a shareholder with respect to any shares covered by his or her Option or right until the date as of which stock is issued following exercise of such Option or right. Except as herein provided, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or any other distributions for which the record date is prior to the date as of which such stock is issued. Nothing contained in this Plan relating to any Option granted hereunder shall create any obligation on the part of the Company to repurchase any Options granted hereunder, or shares of Non-voting Common Stock acquired through the exercise of any Option granted hereunder.

                           (r) Withholding of Taxes: No Incentive Stock Option
or Nonqualified Stock Option may be exercised unless the Grantee has paid or has made provision satisfactory to the Committee for payment of, federal, state and local income taxes, or any other taxes (other than stock transfer taxes) which the Company may be obligated to collect as a result of the issue or transfer of Non-voting Common Stock upon such exercise of an Incentive Stock Option or Nonqualified Stock Option satisfied wholly or partly in Non-voting Common Stock. In its sole discretion, and at the request of a Grantee, the Committee may permit a Grantee to satisfy the obligation imposed by this Section, in whole or in part, by instructing the Company to withhold up to that number of shares otherwise issuable to the Grantee with a Fair Market Value equal to the amount of tax to be withheld.

                           (s) Notification of Sales of Non-voting Common Stock:
Any Eligible Person who disposes of shares of Non-voting Common Stock acquired upon the exercise of an Incentive Stock Option either (i) within two (2) years from the date of the grant of the Incentive Stock Option under which the Non-voting Common Stock was acquired or (ii) within one (1) year after the transfer of such shares of Non-voting Common Stock to the Eligible Person, shall notify the Company of such disposition and of the amount realized upon such disposition.

                           (t) Other Provisions: The Committee may, as a
condition precedent to the exercise of any Incentive Stock Option or Nonqualified Stock Option require the Grantee of the Incentive Stock Option or Nonqualified Stock Option (including, in the event of the Grantee's death, his or her legal representatives, legatees or distributees) to enter into an agreement or to make such representations as may be required to make lawful the exercise of the Incentive Stock Option or Nonqualified Stock Option and the ultimate disposition of the shares acquired by such exercise. The Option Agreements authorized under the Plan pursuant to which Incentive Stock Options or Nonqualified Stock Options are granted shall contain such other provisions, consistent with the Plan, as the Committee shall deem advisable.

                  7. INDEMNIFICATION OF BOARD AND COMMITTEE. The Company shall indemnify, to the full extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he or she, or his or her testator or intestate, is or was a member of the Board or the Committee. No member of the Board or the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in such member's capacity as a member of the Board or the Committee nor for any action, failure to act or mistake of judgment made in good faith or action or failure to act. The Company shall indemnify and hold harmless each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any liability in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

                  8. AMENDMENT OF THE PLAN. The Board or the Committee may from time to time and/or in the event of a Change in Control and with prospective or retroactive effect, suspend or discontinue the Plan or any portion thereof or revise or amend it in any respect whatsoever except that, without approval of the shareholders, no such revision or amendment shall increase the number of shares subject to the Plan, decrease the price at which Options or rights may be granted, increase the amount to be received on exercise of a right or Option, materially increase the benefits accruing to Grantees under the Plan, or materially modify the requirements as to eligibility for participation in the Plan; and no such suspension, discontinuance, revision or amendment shall in any manner affect any Option or right therefore granted without the consent of the Grantee or the transferee of the Option or right. Any Plan amendment shall be effected by action of the Committee or of the Board.

                  9. APPLICATION OF FUNDS. Any cash proceeds received by the Company from the issuance of Non-voting Common Stock pursuant to the exercise of Options will be used for general corporate purposes.

                  10. NO OBLIGATION TO EXERCISE INCENTIVE STOCK OPTION OR NONQUALIFIED STOCK OPTION. The granting of an Option shall impose no obligation upon the Grantee to exercise such Option.

                  11. COMPLIANCE WITH CERTAIN LAWS.

                           (a) The Company intends that issuances and exercise
of Incentive Stock Options comply with Section 422 of the Code. Should any provision of the Plan not be necessary to comply so with the requirements of
Section 422 of the Code or should any additional provision be necessary for the Plan and grants and exercises of Options thereunder to so comply, the Board or Committee may amend the Plan to add or modify provisions of the Plan accordingly.

                           (b) Should any Option or portion thereof designated
or granted by the Committee as an Incentive Stock Option fail to meet the requirements of Section 422 of the Code, for any reason whatsoever upon the issuance, exercise, sale of shares received on the exercise or otherwise, then, in such event, the Grantee shall be deemed for all purposes of this Plan to have been granted a Nonqualified Stock Option covering the same number of shares, at the same price, with the same duration and exercisable on the same terms as the Incentive Stock Option or portion thereof which failed to meet the requirements of Section 422 of the Code.

                  12. RIGHTS AND PRIVILEGES. The granting of an Option to a Grantee does not confer upon any such person any rights or privileges except as specifically provided for in this Plan.

                  13. INVESTMENT REPRESENTATION. Each Option Agreement may contain an undertaking that, upon demand by the Committee for such a representation, the Grantee (or any person acting under Section 6(o)) shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares of Non-voting Common Stock to be acquired upon such exercise are to be acquired for such Grantee's own account and not with a view to, or for resale in connection with, any distribution. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Grantee or such other person to purchase any shares.

                  14. STOCKHOLDERS AGREEMENT. The Company may, in its discretion, require that an Eligible Person, or his beneficiary or legal representative, who exercises an Option granted under the Plan become a party to the provisions of the Stockholders Agreement of the Company prior to the time that such Eligible Person, beneficiary or legal representative acquires shares of Non-voting Common Stock of the Company pursuant to the exercise of such Option under the Plan. If required by the Company, the execution of such Stockholders Agreement shall be a condition precedent to the right to purchase any shares of Non-voting Common Stock of the Company.

                  15. SEVERABILITY. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                  16. GENDER. Whenever used in the Plan, the masculine gender includes the feminine.

                  17. GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all Option Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within the State.

                  18. EFFECTIVE DATE. The Plan shall become effective as of July 1, 1999.